                                                                      EXHIBIT 11


                          PHYCOR, INC. AND SUBSIDIARIES

              Statement regarding computation of per share earnings

            Three months and six months ended June 30, 1997 and 1996

     (All amounts are expressed in thousands, except for earnings per share)


                                                       THREE MONTHS ENDED        SIX MONTHS ENDED
                                                             JUNE 30,                 JUNE 30,
                                                       -----------------         -----------------
                                                       1997         1996          1997      1996
                                                       ----         ----          ----      ----
Earnings per common share:

    Net income                                        $   13,706     8,419       26,013    16,109
                                                      ==========    ======       ======    ======

    Earnings per common share                         $      .20       .14          .39       .27
                                                      ==========    ======       ======    ======

    Weighted average common
         shares outstanding                               68,191    60,669       65,932    60,377
                                                      ==========    ======       ======    ======

Earnings per common share, assuming full dilution:

    Net income                                        $   13,706     8,419       26,013    16,109
                                                      ==========    ======       ======    ======

    Earnings per common share                         $      .20       .14          .39       .27
                                                      ==========    ======       ======    ======

    Weighted average common
         shares outstanding                               74,803    67,121       72,183    65,752
                                                      ==========    ======       ======    ======


 Note: The convertible debentures were not included in the calculation of the fully diluted earnings per share since the effect of inclusion would be antidilutive.